UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 23, 2015

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 310, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)

On November 23, 2015, Identiv, Inc. (the “Company”) received notice from BDO USA, LLP (“BDO”) that BDO had resigned, effective immediately, as the Company’s independent registered public accounting firm.

The reports of BDO and of Ernst & Young GmbH Wirtschaftspruefungsgesellschaft (“EY”) on the Company’s consolidated financial statements for the year ended December 31, 2014 and 2013, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except EY’s report with respect to the fiscal year ended December 31, 2013, which indicated that there was substantial doubt as to the Company’s ability to continue as a going concern.

BDO has advised the Board of Directors (the “Board”) of the Company that BDO is unwilling to be associated with the consolidated financial statements prepared by management for any of the fiscal periods within 2015 and will not complete its reviews of the interim financial information as of or for the periods ended March 31, 2015, June 30, 2015 or September 30, 2015, and additionally will not audit the Company’s consolidated financial statements as of and for the year ending December 31, 2015 because of the disagreement described below in this Current Report on Form 8-K.

For the purposes of this Current Report on Form 8-K, the term “disagreement” is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent registered public accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During fiscal year 2015, the Board formed a Special Committee to investigate the allegations contained in a complaint. BDO advised the Board that BDO disagrees with the scope and the remediation of the special investigation that was undertaken by the Special Committee of the Board. The subject matter of the special investigation was first disclosed by the Company in a Form NTN 10-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2015 and a Current Report on Form 8-K filed with the SEC on May 4, 2015. The Board determined that the scope and the remediation of the special investigation were appropriate.

In addition, BDO has informed the Board of two material weaknesses in the Company’s internal control over financial reporting. The first material weakness identified by BDO related to the Company’s entity level controls, including a determination by BDO that “with respect to the results of the special investigation undertaken by the Special Committee during 2015, the Company’s senior management leadership and operating style and the Board’s oversight did not result in an open flow of information and communication and did not support an environment where accountability is valued.”

The second material weakness identified by BDO related to revenue recognition; BDO determined that the Company has not designed and implemented appropriate controls to provide reasonable assurance that revenue transactions are adequately analyzed and reviewed to prevent or timely detect and correct misstatements. Specifically, during the course of conducting review procedures on the Company’s interim financial information for the quarter ended June 30, 2015, BDO identified significant adjustments with respect to revenue transactions which resulted in the deferral of revenue; which errors were not identified by the Company’s internal control over financial reporting. Those errors arose primarily as a result of the following matters:

•	The Company did not appropriately consider the accounting for a revenue transaction totaling approximately $3.2 million, where the fact pattern suggested that the terms on the sales were not “fixed or determinable.” This resulted in a correcting adjustment of revenue of $3.2 million.

•	In a different revenue transaction, there were undelivered elements in the arrangement that were not adequately considered and assessed by the Company, resulting in a correcting adjustment of $0.6 million.

The first of these transactions related to a significant long-standing reseller, with which the Company was in discussions regarding delivery and payment schedules. The $3.2 million shipment was made and accepted in June 2015, and the Company provided 90 day “extended payment terms” specified by the customer during the quarter ended June 30, 2015. The Company originally recorded revenue during the quarter ended June 30, 2015 whereas the fact pattern indicated that the terms were not “fixed or determinable” at the time and revenue should have been recorded when the amount became due and payable by the customer. The account was fully paid in September 2015, and the revenue recognized upon payment during the quarter ended September 30, 2015.

The second transaction related to an agreement that BDO was made aware of during the quarter. The Company considered revenue recognition with respect to this transaction and prepared a memorandum that was provided to BDO. While the customer accepted delivery of the non-recurring engineering work in June 2015, BDO advised, and the Company agreed, that the Company, in its memorandum, had failed to conclude that there were undelivered software elements in the arrangement for which vendor specific objective evidence of fair value had not been established and accordingly, the Company recorded an adjustment in June 2015 to defer this revenue. The Company will recognize such revenue in the current quarter now that it is actively selling the solution it developed.

The quarterly results included in the Company’s Current Report on Form 8-K filed August 13, 2015 reflected the adjustments described above.

While the full Audit Committee of the Board and BDO have not discussed the subject matter of the disagreement with BDO, the Audit Committee through its Chairman has had discussions with BDO concerning the subject matter of the disagreement. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor accountant, Burr Pilger Mayer Inc., concerning the subject matter of this Current Report on Form 8-K (this “Report”).

The Company has provided a copy of the disclosures in this Report to BDO and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with the statements made by the Company set forth above. A copy of BDO’s letter, dated November 30, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On November 25, 2015, the Audit Committee approved the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, which appointment Burr Pilger Mayer Inc. accepted on November 25, 2015. During the Company’s fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through November 25, 2015, neither the Company nor anyone acting on its behalf has consulted with Burr Pilger Mayer Inc. on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

November 30, 2015	By:	/s/ Steven Finney
Steven Finney
Interim-Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated November 30, 2015.